Exhibit 10.19

LIMITED RELEASE OF CLAIMS

This Limited Release of Claims (hereinafter, this “Release”) is made and entered into as of February 2, 2022 (the “Effective Date”), by and between Dennis McIntosh (“McIntosh”) and Alfi, Inc. (the “Company”) (collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, and the Company have entered into that certain letter agreement, dated as of the date hereof, regarding resignation from the Company and the termination of his employment (the “Letter Agreement”);

WHEREAS, McIntosh and the Company have entered into that certain Executive Employment Agreement, dated February 10, 2021, in the form attached as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Registration No. 333-251959) (the “Employment Agreement”), filed with the Securities and Exchange Commission; and

WHEREAS, this Release shall not be deemed in any manner as an admission, finding, or indication for any purposes whatsoever, that either Party, or any of the Company’s officials, officers, employees, and/or other agents acted contrary to the law or violated the rights of McIntosh or any other person at any time.

Now, therefore, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1.	CONSIDERATION

a.In compromise and settlement of all of McIntosh’s claims against Releasees (as defined and limited in Paragraph 2 of this Release and related sub-parts), the Company has entered into and undertaken its obligations under the Letter Agreement, including, without limitation: (i) to pay to, within thirty days following the Effective Date, any accrued but unpaid Base Salary (as defined in the Employment Agreement) through the Effective Date; (ii) to reimburse McIntosh for the amount of his premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of 18 months as set forth in, and accordance with, the terms of the Letter Agreement (the total amount of such reimbursements, the “Final Compensation Payment”); and (iii) to comply with (or continue to comply with, as the case may be) the Company’s  existing obligations to McIntosh for indemnification, advancement, exculpation and hold harmless rights pursuant to the Amended and Restated By-Laws of the Company in the form attached as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-251959) filed with the Securities and Exchange Commission, applicable law and/or Section 6 of the Employment Agreement (collectively, the “Company’s Indemnification Obligations”).

b.McIntosh accepts full and complete responsibility for any federal, state, and/or local taxes that may be required by law to be paid with respect to the Final Compensation Payment. McIntosh acknowledges that no representation has been made to him under this Release or at any other time regarding or relating to the tax status of the Final Compensation Payment and that he is not relying in any way upon the Company or Releasees in this regard.

2.LIMITED WAIVER AND LIMITED RELEASE OF CLAIMS

a.In exchange for the foregoing consideration described in Paragraph 1 of this Release, the sufficiency of which is hereby acknowledged, and except as set forth herein in Paragraphs 2c. and 2d. of this Release, McIntosh, for himself, his spouse, assigns, heirs, executors, administrators, and any other agents or representatives, hereby fully and finally releases and discharges the Company, its direct and indirect parents, subsidiaries and/or related entities, and all of their respective present or former employees, attorneys, outside investigators, officers, directors, agents, representatives, and each of them (collectively, “Releasees”), from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, expenses, and attorneys’ fees of any kind and every character whatsoever, whether known or unknown, which he has or may have, or may later claim to have had, against one or more of Releasees pursuant to or under the Employment Agreement and/or for any other compensation or financial remuneration due to McIntosh in his capacity as an employee of the Company, or any of its subsidiaries or affiliates (collectively, the “Compensation Claims”).

b.Without in any way limiting the foregoing, the Compensation Claims  waived and released by McIntosh include any possible or alleged claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Civil Rights Act of 1991, Pub. L. No. 102-166, 105 stat. 1071 (1991); the Civil Rights Act of 1871, 42 U.S.C. § 1983; Executive Order 11246; the Equal Pay Act of 1963, 29 U.S.C. § 206; the anti-retaliation provisions of the Fair Labor Standards Act of 1938 (FLSA), 29 U.S.C. § 201, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq.; the Age Discrimination in Employment Act (ADEA), 29 U.S.C. § 621, et seq.; the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C. § 12101, et seq.; the Americans with Disabilities Act Amendments Act of 2008 (ADAAA), Pub. L. No. 110-325; the Family and Medical Leave Act (FMLA), 29 U.S.C. § 2601, et seq.; the Fair Credit Reporting Act (FCRA), 15 U.S.C. § 1681, et seq.; the Genetic Information Nondiscrimination Act of 2008 (GINA), 42 U.S.C. § 2000ff et seq.; and under any other federal, state (including claims under the jurisdiction of the Florida Commission on Human Relations), local, constitutional, or common law, statute, ordinance, resolution, charter, or regulation; any and all claims arising out of any alleged tort, including, but not limited to, claims of willful, intentional, or negligent infliction of emotional harm and/or distress, negligent retention, whistleblower retaliation, tortious breach or interference with business or contractual relations, defamation, fraud, or any other unlawful behavior; any and all claims for monetary recovery, including past or future lost wages, pension accruals, employee benefits, liquidated, compensatory and/or punitive damages, and/or attorneys’ fees and expenses; and any and all claims of whatsoever nature asserted or which could be asserted by McIntosh in any lawsuit, claim, complaint, grievance, appeal, or charge against any of the Releasees for or on account of any Compensation Claim existing or occurring up to and including the date on which this Release is signed by McIntosh, except as otherwise provided herein.

c.McIntosh hereby acknowledges, understands, and agrees that the release set forth in Paragraph 2 of this Release is absolute with regard to the Compensation Claims.  The Parties agree and acknowledge that the release set forth in Paragraph 2 of this Release does not apply to any matter relating to: (i) the Company’s Indemnification Obligations; (ii) any alleged breach by the Company of this Release or the Letter Agreement; (iii) any vested benefits; or (iv) to any other claim which cannot be released by private agreement, including, but not limited to, the validity of this Release under the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”). McIntosh further acknowledges, understands, and agrees that said release operates as a waiver of his right to recover in any such administrative proceeding as well as his right to recover in any action brought on McIntosh’s behalf by any other party, including, but not limited to, the EEOC, or any comparable federal, state, or local agency as to the Compensation Claims arising from events from the beginning of time through the effective date of this Release.

d.For the avoidance of doubt, the execution of this Release is limited solely to the Compensation Claims and nothing herein is intended to waive, release, restrict, limit or otherwise curtail McIntosh’s rights as a shareholder or to otherwise affect McIntosh’s equity interest in the Company.

e.Except as set forth in this Release or the Letter Agreement, including without limitation preservation of the Company’s Indemnification Obligations, McIntosh acknowledges and agrees that he is not entitled to any further payment or compensation, of whatever kind, from the Company, whether under the Employment Agreement or otherwise.

f. McIntosh certifies that he has the intention of releasing all Compensation Claims recited herein in exchange for the consideration described in Paragraph 1 of this Release.  McIntosh acknowledges, understands, and agrees that the consideration described in Paragraph 1 of this Release includes consideration over and above anything of value to which he is already entitled.

3.ADEA AND OWBPA ACKNOWLEDGMENTS

a.Pursuant to the ADEA, for the release of any federal age claims McIntosh has or may have against any of the Releasees, McIntosh acknowledges and understands that he has been afforded a reasonable period of time, up to twenty-one (21) calendar days, in which to consider the terms and conditions of this Release. McIntosh further acknowledges and agrees, by his signature, that he has taken as much of the consideration period as needed or wanted to consider this Release before signing.  McIntosh further acknowledges that he has had the opportunity to consult with his attorneys, accountants, tax advisors, and/or spouse regarding whether to execute this Release and to release any claim that may or may not exist. McIntosh further acknowledges that no representations have been made to him by the Company or by any of the other Releasees concerning the terms or effects of this Release other than those contained herein.

b.McIntosh further acknowledges that he may revoke his release of any ADEA claims as set forth in this Release within seven (7) calendar days after he signs it.  McIntosh further acknowledges that, to be effective, his revocation must be in writing and returned to Edward J. Hardin, c/o Smith, Gambrell & Russell, LLP, 1105 W. Peachtree St. NE, Suite 1000, Atlanta, Georgia 30309.  McIntosh further acknowledges that, if by mail, the revocation must be: (i) postmarked within the 7-day period; (ii) properly addressed; (iii) postage prepaid; and (iv) sent by certified mail, return receipt requested.  McIntosh further agrees that if he exercises his right to revoke, in addition to providing the required written notice within the 7-day revocation period, he or his counsel will provide additional notice of such revocation by calling Edward J. Hardin at (404) 815-3553 within the 7-day revocation period and advising him of such revocation decision by telephone or through voicemail.

McIntosh acknowledges and agrees that in the event he revokes his release of any ADEA claims as set forth in this Release, McIntosh shall not be entitled to, and the Company shall have no obligation to pay, the Final Compensation Payment.

For the avoidance of doubt, the Parties acknowledge and agree that, following McIntosh’s execution of this Release, he may not and shall not revoke any terms or provisions of the Letter Agreement or the release of any claims set forth in this Release, except for the release of any ADEA claims, which may only be revoked in accordance with Section 3b. of this Release.

4.COVENANT NOT TO SUE

Except as to those claims identified in Paragraphs 2c. and 2d. of this Release, McIntosh agrees and covenants not to institute any action, administrative proceeding, charge, complaint, grievance, appeal, or suit against any Releasee with any state, federal, or local court or agency or other tribunal or forum for any Compensation Claim arising from events occurring prior to the execution of this Release.

5.	REMEDIES FOR BREACH

In the event of a breach of any material term of this Release, the non-breaching party shall have available to it all remedies and damages under law.

6.	MISCELLANEOUS

a.The Parties acknowledge, understand, and agree that this Release may not be modified or canceled in any manner, except as otherwise provided herein or in writing signed by both Parties.

c.No provision of this Release is inferred or shall be interpreted or applied so as to preclude any party to this Release from complying with any federal, state, or local law, rule, or regulation.

d.Each provision of this Release shall be considered separable, distinct and severable from the other and remaining provisions, and any breach, invalidity or unenforceability of any provision shall not impair the operation, validity or enforceability of those provisions that are valid, and to the extent allowed by law, such invalid or otherwise unenforceable provision may be modified by a court of competent jurisdiction so as to render it enforceable.

e.The Parties acknowledge, understand, and agree that this Release shall be interpreted, enforced, and governed by and under the laws of the State of Florida except that the preservation of the Company’s Indemnification Obligations shall be interpreted, enforced, and governed by Delaware law.

MCINTOSH HAS READ AND CONSIDERED THE TERMS AND CONDITIONS CONTAINED IN THIS RELEASE.  MCINTOSH FULLY UNDERSTANDS THAT HIS RIGHT TO RECEIVE THE BENEFITS DESCRIBED HEREIN IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS RELEASE OF CLAIMS, AND THAT HE WOULD NOT RECEIVE SUCH BENEFITS BUT FOR HIS EXECUTION OF THIS RELEASE AND THE LETTER AGREEMENT.  MCINTOSH ALSO FULLY UNDERSTANDS THAT BY EXECUTION OF THIS RELEASE, HE WILL BE WAIVING HIS RIGHTS UNDER FEDERAL, STATE, AND LOCAL LAW TO BRING ANY CLAIMS THAT HE HAS OR MIGHT HAVE AGAINST ANY ONE OR MORE RELEASEES (EXCEPT AS OTHERWISE PROVIDED HEREIN). MCINTOSH ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT HE HAS BEEN AFFORDED REASONABLE TIME TO CONSIDER THIS RELEASE, THAT HE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE, AND THAT HE HAS ALSO HAD AN OPPORTUNITY TO DISCUSS THIS RELEASE WITH HIS ACCOUNTANT AND TAX ADVISOR.

The Parties knowingly and voluntarily execute this Release as of the date set forth below.

ACCEPTED AND AGREED BY: Dennis McIntosh

Signature:	/s/Dennis McIntosh

Date:	2/2/2022

ACCEPTED AND AGREED BY: Alfi, Inc.

Printed Name:	Peter Bordes

Title:	Interim CEO

Signature:	/s/ Peter Bordes

Date:	February 3, 2022